[LETTERHEAD OF STOEL RIVES LLP]

October 14, 2003

MK Gold Company

60 East South Temple, Suite 2100

Salt Lake City, UT 84111

Re: Registration	Statement on Form S-8 relating to the
MK	Gold Company Stock Incentive Plan for Non-Employee Directors

Gentlemen:

In our capacity as counsel to MK Gold Company, a Delaware corporation (the “Company”), you have requested our opinion in connection with the filing of a registration statement on Form S-8 (the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance of up to 500,000 shares of Common Stock, par value $0.01 per share, of the Company (the “Shares”) under the Company’s Stock Incentive Plan for Non-Employee Directors (the “Plan”).

In connection with the preparation of this opinion letter, and as the basis for the opinions set forth below, we have made such investigations of the Delaware General Corporation Law, and have examined such documents and records, as we have deemed relevant and necessary. As to various questions of fact material to this opinion letter, we have relied upon representations and/or certificates of officers of the Company.

Based upon and subject to the foregoing examination, we are of the opinion that:

1.	The Company has been incorporated in accordance with, and is validly existing as a corporation in good standing under, the laws of the State of Delaware; and

2.	The Shares have been duly authorized by all necessary corporate action and, when issued in accordance with the terms and conditions of the Plan and the resolutions of the Company’s Board of Directors relating thereto, the Shares will be validly issued, fully paid and nonassessable.

MK Gold Company

October 14, 2003

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

This opinion letter does not extend to, and may not be relied upon by or assigned to, any other person or party.

Very truly yours,

STOEL RIVES LLP